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                                                                     EXHIBIT 4.8


                             DECLARATION OF TRUST OF
                            SOLECTRON CAPITAL TRUST I

     THIS DECLARATION OF TRUST, dated as of December 21, 1998, among Solectron Corporation, a Delaware corporation, as Depositor (the "Depositor"), First Union Trust Company, National Association, not in its individual capacity but solely as trustee (the "Delaware Trustee",) and Susan S. Wang and Robert W. Hirt as trustees (the "Regular Trustees" and collectively with the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as Solectron Capital Trust I, in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor and Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance by such Trust of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and to file and execute on behalf of the Trust such applications, reports, consents and other papers and documents in connection with such filing and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and

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post-effective amendments thereto) relating to the registration of the Preferred
Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended, if and when so required under the Securities Exchange Act of 1934, as amended (the "Exchange Act" or as required in connection with any filing with the New York Stock Exchange (the "Exchange"); (ii) to file with the New York Stock Exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred
Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement or incorporated by reference therein. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, any Regular Trustee, in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that First Union Trust Company, National Association, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Susan S. Wang and Robert W. Hirt, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement, if any, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Declaration of Trust may be executed in one or more counterparts.


     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its

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principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior written notice to the Depositor.

     7. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

     8. This Declaration of Trust shall be governed by and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN   WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                              SOLECTRON CORPORATION
                              as Depositor


                              By: /s/ Susan S. Wang
                                  ----------------------------------------------
                                   Name: Susan S. Wang
                                   Title:Senior Vice President, Chief Financial
                                   Officer and Secretary

                              FIRST UNION TRUST COMPANY, NATIONAL
                              ASSOCIATION, not in its individual capacity but solely as Delaware Trustee


                              By:  /s/ Sterling C. Correia
                                  ----------------------------------------------
                                   Name: Sterling C. Correia
                                   Title: Vice President



                              By:  /s/ Susan S. Wang
                                  ----------------------------------------------
                                   as Regular Trustee
                                   Name: Susan S. Wang



                              By: /s/ Robert W. Hirt
                                  ----------------------------------------------
                                  as Regular Trustee
                                  Name: Robert W. Hirt